                                                                 EXHIBIT 10.25

                          Strategic Data Systems, Inc.

                         System Support Agreement (SSA)


Strategic Data Systems, Inc. (SDS) desires to provide Company, ("Client") and Client desires to select from SDS certain services to support the SDS PRODUCT/S used by Client and agree to the following:

CLIENT REQUESTED SERVICES

SDS shall provide data processing support services related to *(PRODUCT/S). These services encompass areas such as:

       --        Problem resolution
       --        System enhancement
       --        System planning
       --        System changes

SDS INITIATED SERVICES

SDS shall make system changes such as:

       --        Bureau statistical changes
       --        Certain system software updates
       --        System problem corrections

Hardware vendor's costs for system software updates shall be at Client expense.

ENHANCEMENTS/NEW COMPONENTS

SDS shall make available all enhancements and new components for a fee. Enhancements are modifications to existing system components. New components are additional system capabilities for which SDS may charge a license fee.

EQUIPMENT SOFTWARE

Client is required to have sufficient hardware and associated software to provide telecommunications capabilities with SDS.

TERM

This Agreement shall take effect on 01/01/ and shall be terminated on 12/31/.

Strategic Data Systems, Inc.
System Support Agreement (SSA)(continued)


RENEWAL

This agreement shall be renewed for a period of three calendar years unless 60 days prior to the beginning of the renewal period, Client notifies SDS of Client's intent not to renew.

RENEWAL CHANGES

SDS reserves the right to change, for a renewal term, the rates, terms and conditions in this Agreement by notifying Client 60 days prior to the beginning of the renewal period. SDS also reserves the right to change Schedule A of this Agreement annually, by notifying Client 60 days prior to the end of the calendar year.

TRAVEL

A maximum of two hours per working day for travel time incurred by SDS in providing services under this Agreement shall be charged against the contract service hours.

EXPENSES

Client shall pay SDS for all reasonable out-of-pocket expenses such as travel, lodging and telecommunications, incurred by SDS in providing services under this Agreement.

TAXES

Client shall pay any excise, sales, use, privilege or other similar taxes levied or based on payments made pursuant to this Agreement.

INVOICES

SDS shall invoice Client monthly for expenses and service hours, where appropriate. Each invoice shall be payable by Client to SDS within thirty (30) days of invoice date. Client shall pay SDS a late charge penalty of 1.5% per month (18% A.P.R.) on amounts not paid within 30 days of billing.

LIMITATION OF LIABILITY

For purposes of this Agreement, SDS will not be responsible for any incidental or consequential damages, including but not limited to loss of business or business profits, regardless of whether said damages were foreseeable. In no event shall SDS' liability to Client for any loss, damage or injury, regardless of the nature of such loss exceed the total amount received by SDS under this Agreement for the year in which the damage or injury occurred.

SDS shall not be liable for any fines assessed by a bureau for submitting faulty data.

Strategic Data Systems, Inc.
System Support Agreement (SSA)(continued)

NONHIRE PROVISION

Client acknowledges that SDS makes a substantial investment in the training and development of its employees with whom Client may come in contact during the course of this agreement, and Client agrees, during the term of this agreement and for a period of 12 months thereafter, not to hire, whether through solicitation by Client or otherwise, any employee of SDS without the prior express written consent of SDS.

MISCELLANEOUS

This agreement supersedes any prior System Support Agreements between SDS and Client.

                         Strategic Data Systems, Inc.

                         System Support Agreement (SSA)


Accepted By:


STRATEGIC DATA SYSTEMS, INC.        ((Company))

By:                                   By:
   ------------------------              ---------------------------
Name:                                 Name:
     ----------------------                -------------------------
Title:                                Title:
      ---------------------                 ------------------------
Date:                                 Date:
     ----------------------                -------------------------


Address: 615 Pennsylvania Avenue      Address:((Address))((Address2))
         Sheboygan, WI 53081                  ((City)), ((State)) ((PostalCode))

SCHEDULE A
PAYMENT OPTIONS


FOR THE TERM JANUARY 1 - DECEMBER 31,


         I.       ANNUAL SERVICE HOURS               _______

                  (Minimum number of hours is )

         II.      PAYMENT OPTIONS

                  _______           MONTHLY PAYMENT OPTION
                                    SDS shall invoice the customer on a monthly basis for the actual hours used or the minimum, whichever is greater.

                  _______           INSTALLMENT PAYMENT OPTION
                                    SDS shall invoice the customer at 50% of the annual cost on January 1, 1996; 25% of annual cost on April 1, 1996 (or upon usage of 50% of the Annual Service Hours as identified above); 25% of the annual cost on June 1, 1996 (or upon usage of 75% of the Annual Service Hours as identified above).

ACCEPTED BY:


STRATEGIC DATA SYSTEMS, INC.        ((Company))

By:                                   By:
   ------------------------              ---------------------------
Name:                                 Name:
     ----------------------                -------------------------
Title:                                Title:
      ---------------------                 ------------------------
Date:                                 Date:
     ----------------------                -------------------------


Address: 615 Pennsylvania Avenue      Address:((Address1))
         Sheboygan, WI 53081                  ((Address2))
                                              ((City)), ((State)) ((PostalCode))